Exhibit 10.4

Maximum Amount Comprehensive Credit Line Contract

NO. SX161214000368

Borrower: Shenzhen Highpower Technology Co., Ltd.

Address: Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen.

Creditor:Bank of Jiangsu, Shenzhen Sub-branch.

Address:4011, Shennan Road, Futian District, Shenzhen.

According to relevant laws and regulations of China, this contract was agreed to by the two parties, and both parties agree to comply with all terms of the contract.

Clause 1 The maximum comprehensive credit limit(hereinafter referred to as “borrower”) means the credit line that creditor provides to borrower who can use the credit line in the business lines agreed upon in the contract.

Clause 2 Content of the credit

1. The maximum amount of comprehensive credit limit that creditor may provide to borrower is RMB 20,000,000.

2. The period of the credit: From Sep 12th, 2014 to Sep 11th 2015. This period only limits the start date of the credit businesses, not the expiration date.

3. The allotted time, amount, interest rate and rate of single specific business under this credit contract should be agreed upon in a specific business contract and voucher.

4. Aforesaid “The maximum comprehensive credit limit” only includes the balance of credit principal which is the actual used credit line (deducting any guaranty bond) less the part which has been repaid under this contract during the contract period, but includes the interest, punitive interest compound interest and other payables which should be paid by borrower.

Clause 3 The usage of credit line

1. When borrower needs to use the credit line under this contract, it should apply to creditor one by one, creditor has the right to audit in accordance with fund condition of itself, the operational situation of borrower and the purpose of credit etc. If the applications are approved, both parties should sign a specific credit business contract separately. Every single credit business contract under this contract and relevant vouchers constitute an effective attachment to this contract.

 2. Within the period agreed upon in this contract, borrower can use the credit line according to the limit of every single credit business agreed by this contract repeatedly, if borrower need to adjust the usage of credit line, application should be provided to creditor in writing, and creditor decides whether the application can be approve and the method of adjustment.

4. When the credit period expires, the credit line which is not used will automatically be cancelled.

Clause 4 Adjustment of credit line

In the process of performing this contract, if any of the following situations, which may affect the rights of creditor, occur, creditor has the right to make relevant adjustments and/or stop borrower from using the credit line, and cancel unused credit line of borrower.

1. The market, which is related to borrower’s operations, has significant adverse changes, or the Country’s monetary policy has significant adjustment.

2. There are significant difficulties on the borrower’s operational situation or important adverse changes to the borrower’s financial condition.

3. Termination of business, liquidation, restructuring, dissolution and bankruptcy of or by borrower by an active or passive means.

4. Borrower is involved in significant litigation, arbitration or administrative punishment, or has a significant default with other creditors.

5. Borrower indicates or expresses by its actions that it does not intend to perform its obligations under this contract or another contract signed by creditor and borrower.

6. Borrower provides false materials or conceals any important fact of finance or operations.

7. Borrower does not perform the obligations agreed to in this contract or any specific credit business contract.

8. Borrower violates other contracts signed by creditor and borrower.

9. Borrower transfers its assets, pumps money, evades debts and engages in other behaviors which damage or might damage the rights of creditor.

10. Borrower is involved in illegal operations.

11. Division, merger, important takeover, consolidation and reorganization of borrower.

12. Borrower loses commercial integrity.

13. Controlling shareholder of borrower transfer is changed, or significant items happen to controlling shareholder, actual controller, legal representative, or senior executives of borrower, including but not limited to becoming involved in illegal actions, litigation, arbitration, deterioration of financial condition, bankruptcy, dissolution etc.

14. A Guarantor of the credit business under this contract defaults, such as by providing false information; violating other contracts signed by creditor or other third parties becoming involved in litigation, arbitration, business failures, or illegal actions;, ceasing doing business; evading bank creditor’s rights; merging, consolidating, or reorganizing; or other situation which may affect guaranty ability of Guarantor.

15. Other situations that damage the rights and interests of creditor.

Clause 5 Rights and obligations of borrower

1. Having the right to apply for using the credit line.

2. Opening a settlement account in Bank of Jiangsu, Shenzhen Sub-branch, and arranging settlement of both domestic and overseas accounts, foreign exchange settlements and sale and other intermediate business in Bank of Jiangsu or its sub-branch more than the proportion of the credit line which borrower gets from creditor and all credit line of borrower.

3. Borrower should provide true documents and information to creditor (including but not limited all bank accounts, balance of deposits and loans, situations of using loans, condition of assets, operations, and inner management etc.

4. Providing last month’s financial statements before the 20th of each month, and providing audited financial statement to creditor within120 days after a fiscal year, and providing changes and modifications of itself to creditor.

5. Accepting and cooperating with creditor in surveying, supervising and examining on the use of credit, related production, management, financial situation and operations.

6. Complying with this contract and every single business contract under this contract strictly.

7. When used credit exceeds the credit line agreed to in this contract results from the change of exchange rate, borrower should repay the exceeding part or pay homologous security deposit.

8. If any of the following situations occurs, borrower should provide notice in writing to creditor within 5 days of the occurrence of the related situation and implement security measures acceptable to creditor.

(1) Changes of membership function, executives, articles of association and organization.

(2) Stopping production, going out of business, cancelling registration, having it business license cancelled or filing for bankruptcy.

(3) Changes of name, domicile, legal representative, contact manner and so on.

(4) Financial standing depravation, significant difficulty on operations, significant litigation or arbitration.

(5) Other things that have significant effect on the rights and interests of creditor.

9. Borrower should ask for creditor’s consent and implement security measures, which are acceptable to creditor, before taking following actions.

(1) Contract management, lease, stock system reform, joint operation, consolidation, merger, discrete, joint venture, asset transference, reducing registered capital, applications of suspensions, dissolution, bankruptcy and other actions which can affect rights and interests of creditor.

(2) Providing a guarantee for other’s debts, or pledging or mortgaging any of its major assets to a third party, leading to affecting borrower’s repayment ability under this contract.

10. When the guarantor, whether under this contract or under a single business contract of this contract, loses its guarantee ability, or a pledge, which is under this contract or under a single business contract of this contract, depreciates in value, borrower should take other guarantee measures, which are acceptable to creditor, in time.

11. Borrower is not allowed to sign a contract, which can damage the rights and interests of creditor, with any other third party.

Clause 6 Rights and obligations of creditor

1. Accepting and reviewing borrower’s application of using the credit.

2. The financial conditions and operations of borrower should be kept secret by Party B, except the laws, administrative laws and regulations, normative documents requested.

3. Having the right to ask borrower to provide related information of the credit, having the right to know the production, financial condition, operation, and repayment plan of borrower, and having right to extract and copy from account books, operations records and related information.

4. Having the right to supervise borrower’s uses the credit according to this contract and single credit business contract.

5. Having the right to collect principal, interest, and other related expenses from Party A’s account on schedule or in advance.

6. If borrower fails to act or violates the obligations under this contract or single credit business contract of this contract, creditor has the right to adjust the maximum amount of comprehensive credit line, and stop using credit line, cancel unused credit line of borrower, demand accelerated repayment of credit.

7. Having the right to query the credit inquiry of borrower, the legal representative of borrower and executives of borrower, and having the right to provide the information of borrower to the people’s Bank of China etc.

8. If borrower fails to comply with its repayment obligations under this contract or single credit business contract of this contract, defaults of borrower can be announced in public by creditor.

Clause 7 All debts (including punitive interest and related expense) under the contract are guaranteed by Maximum Amount Guaranty Contract (NO.BZ161214000045) signed by SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD. and the creditor, and Maximum Amount Personal Joint Responsibility Guarantee(BZ161214000046) signed by DANGYU PAN and the creditor.

Clause 8 Expense

 1. The expenses of credit information, notarization, testimony, register etc. under the contract should be paid by borrower.

2. The expenses resulting from borrower non-repayment of debt, such as advertising fees, delivery fees, appraisal costs, counsel fees, legal fares, travel expenses, valuation fees, auction fees, property preservation fees, enforcement fees etc., should be paid by borrower.

Clause 9 Modification, dissolution and execution of civil right of the contract

1. When agreed by both parties, this contract can be modified and dissolved in writing.

2. Any tolerance, extension or delay from creditor to borrower in exercising its rights under this contract does not affect the rights creditor enjoys according to this contract and laws and regulations, and cannot be considered as approval to the default, and does not mean the abdication of the right.

3. If any item of this contract becomes invalid because of any reason, borrower still should assume all responsibilities. If any of the above situations happen, creditor has the right to terminate this contract, and ask borrower to repay all debt immediately.

4. If borrower violates the obligations stated in the eighth item of clause 5 of this contract, it will be considered delivered if the creditor will have mailed related notices to original address provided.

5. Any related notices and documents should be sent in writing by both parties.

Clause 10 Borrower agrees that the creditor’s rights under this contract can be enforced after notarization. When borrower does not carry out obligations under the contract completely or partly, creditor can apply for enforcement to a competent court.

Clause 11 Applicable Law and Resolution for dispute

The making, efficacy, explanation, performance and resolution for dispute of the contract are subject to the applicable to the laws of People’s Republic of China. During the performance of this contract or all disputes relating to this contract, the two parties will attempt settle through negotiations. If through negotiation the parties cannot reach agreement, both parties can apply to the local people’s court of creditor.

Clause 12 Effective and invalid of the contract

1. This contract is entered into force upon the date when it is signed or sealed and affixed with official seals by the legal representative or entrusted agents of borrower and creditor.

2. This contract become invalid after borrower accomplishes all repayment responsibility under this contract.

Clause 13 This contract is signed in triplicate, creditor holds two copies, borrower holds one copy, three copies have equal legal effect.

The things which are not mentioned in this contract should be explained and settled according to relevant laws, administrative laws and regulations, normative documents and single credit business contract, and the related regulations of Bank of Jiangsu.

Clause 15 Prompt

Borrower has known the business scope and grant privilege of Party B. Borrower has read all terms of the contract. Creditor has explained homologous terms requested by borrower. Borrower has known the meaning of all terms of the contract and homologous legal consequence. Signing the contract is the true will of borrower.

/s/ [COMPANY SEAL]

Borrower (stamp)

Legal Representative or agent (signature):

Oct 28, 2014

/s/ [COMPANY SEAL]

Creditor (stamp)

Legal Representative or agent (signature):

Oct 28, 2014

Supplementary Agreement

The credit line hereunder shall cover the credit line under the Maximum Comprehensive Credit Contract of No. SX161213000377 (hereinafter referred to as the Original Contract) from the date of completion of security under the line. The unpaid line used in the Maximum Comprehensive Credit Contract of No. SX161213000377 under the Original Contract shall occupy the credit line under this Contract. The aforesaid contract shall be deemed as a single credit business contract under this Contract, shall be brought into uniform management within this credit line and shall be secured by a relevant guarantee contract in a unified way under this Contract.

1.	The credit granted by the Credit Grantor shall be used for purchasing raw materials and for other normal business turnover. To make payment for a single business, the effective transaction contract or order and other relevant materials not lower than the amount of payment for the single business shall be provided. The corresponding VAT invoice shall be timely supplemented if a note is required. The credit granted by the Credit Grantor shall not be used for any affiliated transaction without a real trade background, nor be used for investment in fixed asset projects, equity and securities.

2.	The Fiduciary shall make up the note exposure in advance according to the requirements specified in the single note contract.

3.	During the period of credit granting by the Credit Grantor, except the current financing bank, if the guarantee conditions provided by the other financing (except project loan) added by the Fiduciary are better than those provided by the Credit Grantor, agreement shall be obtained from the Credit Grantor.

4.	In case of any breach of these clauses, or in case of any situation specified in Article 4 of the Maximum Comprehensive Credit Contract of No. SX161214000368 which endangers or may endanger the rights and interests of the Credit Grantor during the performance of the Contract, the Credit Grantor shall have the right to charge 1% of the line exposure amount as penalty and announce acceleration of maturity of the credit, in addition to the relevant rights under the Maximum Comprehensive Credit Contract.

5.	The amount of settlement that the Fiduciary makes in the Credit Grantor shall match with the use of credit of the Credit Grantor, or the Credit Grantor shall have the right to decide the use and renewal of the line according to the settlement conditions of the Fiduciary.

This Supplementary Agreement shall be supplementary provisions to the Maximum Comprehensive Credit Contract (Contract No.: SX161214000368) and shall have the same equal legal force with the Maximum Comprehensive Credit Contract. In case of any discrepancy between these supplementary provisions and the Contract, these supplementary provisions shall prevail, and the other clauses shall remain unchanged.

Fiduciary (Official Seal):	Credit Grantor (Official Seal):

SPRING POWER TECHNOLOGY	BANK OF JIANGSU SHENZHEN
(SHENZHEN) COMPANY LIMITED (SEAL)	BRANCH (SEAL)

Legal Representative or	Legal Representative or
Authorized Representative	Authorized Representative

Oct. 28, 2014	Oct. 28, 2014